Exhibit 99.1

Tidewater to Present at the Dahlman Rose & Co. Ultimate Oil Services & Drilling Conference

NEW ORLEANS, November 21, 2011 – Tidewater Inc. (NYSE: TDW) announced today that Dean E. Taylor, Chairman, President and Chief Executive Officer, and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Dahlman Rose & Co. Ultimate Oil Services & Drilling Conference in New York, New York, on Tuesday, November 29, 2011, at approximately 9:30 a.m. Eastern time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on November 29, 2011, at approximately 10:30 a.m. Eastern time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater Inc. owns 353 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506